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As filed with the Securities and Exchange Commission on April 3, 2000


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

               For Registration of Certain Classes of Securities
                   Pursuant to Section 12(b) or 12(g) of the
                        Securities Exchange Act of 1934

                       CABOT MICROELECTRONICS CORPORATION
_______________________________________________________________________________
             (Exact name of registrant as specified in its charter)


           Delaware                                 36-4324765
________________________________________________________________________________
    (State of incorporation            (I.R.S. Employer Identification No.)
        or organization)


      870 North Commons Drive
        Aurora, Illinois                                   60504
________________________________________________________________________________
     (Address of principal                              (Zip Code)
       executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:


        Title of each class                     Name of each exchange on
        to be so registered                 which each class is to be registered

            None                                           None
________________________________________________________________________________

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [_]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-95093
_________


Securities to be registered pursuant to Section 12(g) of the Act:


                   Common Stock, $0.001 par value per share
________________________________________________________________________________
                                (Title of class)


                        Preferred Share Purchase Rights
________________________________________________________________________________
                                (Title of class)
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Item 1.  Description of the Registrant's Securities to be Registered.

         The description of the Common Stock, $0.001 par value per share, of Cabot Microelectronics Corporation (the "Registrant") and the related Preferred Share Purchase Rights to be registered hereunder is contained under the caption "Description of Capital Stock" in the Prospectus constituting a part of the Registration Statement on Form S-1 (No. 333-95093) filed by the Registrant with the Securities and Exchange Commission on January 20, 2000, as amended, which is incorporated herein by reference as Exhibit 1.

Item 2.  Exhibits.

         The following exhibits to this Registration Statement have been filed as exhibits to the Registration Statement on Form S-1 (No. 333-95093) and are hereby incorporated herein by reference:

1. Registration Statement on Form S-1 (No. 333-95093) filed on January 20, 2000, as amended.

2. Certificate of Incorporation of the Registrant (Exhibit 3.1 to the Registration Statement on Form S-1
         (No. 333-95093)).

3. Amended and Restated Bylaws of the Registrant, (Exhibit 3.2 to the Registration Statement on Form S-1 (No. 333-95093)).

4. Form of Amended and Restated Certificate of Incorporation, (Exhibit 3.3 to the Registration Statement on Form S-1 (No. 333-95093)).

5. Form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, (Exhibit 3.4 to the Registration Statement on Form S-1 (No. 333-95093)).

6. Form of certificate of common stock of the Registrant, $0.001 par value per share (Exhibit 4.1 to the Registration Statement on Form S-1 (No. 333-95093)).

7. Rights Agreement (Exhibit 4.2 to the Registration Statement on Form S-1 (No. 333-95093)).


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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 3, 2000


                                             CABOT MICROELECTRONICS
                                             CORPORATION


                                             By:        /s/ William C. McCarthy
                                                        _______________________

                                                 Name:  William C. McCarthy
                                                 Title: Chief Financial Officer




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